Exhibit 10.2

EXECUTION VERSION

INVESTOR RIGHTS AGREEMENT

by and among

CONCENTRIX CORPORATION
and
THE MAJOR WEBHELP STOCKHOLDERS
named herein
_____________________
Dated as of March 29, 2023

SCHEDULE A: INITIAL STOCKHOLDERS

EXHIBIT A: REGISTRATION RIGHTS

INVESTOR RIGHTS AGREEMENT
THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of March 29, 2023, is by and among Concentrix Corporation, a Delaware corporation (the “Corporation”), Sapiens S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the Laws of the Grand Duchy of Luxembourg, whose registered office is at 19-21, route d’Arlon, L-8009 Strassen, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés) under number B235895 (“Sapiens”), FINPAR V, a société à responsabilité limitée, organized under the Laws of Belgium, whose registered office is at 24 avenue Marnix, 1000 Brussels, Belgium, registered under corporate number 0746.527.143 (“FINPAR V”), FINPAR VI, a société à responsabilité limitée, organized under the laws of Belgium, whose registered office is at 24 avenue Marnix, 1000 Brussels, Belgium, registered under corporate number 0758.452.601 (“FINPAR VI”) (FINPAR VI, together with Sapiens and FINPAR V, the “Initial GBL Holder”), Frédéric Jousset, Olivier Duha, Liberty Management, a société à responsabilité limitée, organized under the laws of Belgium, whose registered office is at 22, rue Jean-Baptiste Meunier, 1050 Brussels, Belgium, registered under the corporate number 0655.770.082 (“Liberty Management”) and Montana, a société simple, organized under the Laws of Belgium, whose registered office is at 22, rue Jean-Baptiste Meunier, 1050 Brussels, Belgium, registered under the corporate number 0786.381.176 (“Montana”) (Montana, together with Frédéric Jousset, Olivier Duha, Liberty Management and the Initial GBL Holder, the “Initial Stockholders”). Each of the Corporation and the Initial Stockholders are sometimes referred to as a “Party”.
WHEREAS, on the date hereof, the Corporation, Marnix Lux, a société anonyme incorporated under Laws of the Grand Duchy of Luxembourg, registered with the companies registry with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés) under number B236573 (“Marnix Lux”), and the Initial Stockholders entered into a Put Option Agreement (as may be amended or supplemented from time to time, the “Put Option Agreement”) pursuant to which, among other things, the Corporation has made a binding offer to acquire Marnix Lux pursuant to the form of Share Purchase and Contribution Agreement attached thereto as Schedule A (such agreement, as it may be amended from time to time, the “Share Purchase Agreement”);
WHEREAS, pursuant to and in connection with the closing of the transactions contemplated by the Share Purchase Agreement (the “Closing”), the Initial Stockholders will become the beneficial owners of Common Stock (as defined below);
WHEREAS, the Parties desire to enter into this Agreement to establish certain arrangements with respect to the Common Stock to be beneficially owned by the Initial Stockholders following the Closing, as well as certain corporate governance and other related matters; and
WHEREAS, the Corporation and the Initial Stockholders wish to enter into this Agreement, effective as of the Closing, in accordance with the terms set forth herein.

NOW, THEREFORE, in consideration of the promises and of the mutual consents and obligations hereinafter set forth, the Corporation and the Initial Stockholders hereto hereby agree, severally and not jointly, as follows:
Section 1Definitions; Interpretation.
(a)Definitions. As used herein, the following terms shall have the following respective meanings:
“Affiliate” means, as to any Person (other than with respect to GBL), any other Person or entity who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person; provided that, with respect to GBL, the term “Affiliate” means, at any time, a company whose principal activities are (x) (a) investing, reinvesting, owning, holding, managing or trading in shareholdings in other companies and/or in any securities, or proposing to do so and/or (b) engaging in treasury management activities, and (y) which is (i) Groupe Bruxelles Lambert (Groep Brussel Lambert), a société anonyme incorporated under the laws of Belgium (“GBL Parent”), (ii) a company of which GBL Parent beneficially owns, directly, 100% of the outstanding voting shares or other voting securities (a “Direct Subsidiary”) or (iii) a company of which a Direct Subsidiary beneficially owns, directly, 100% of the outstanding voting shares or other voting securities. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.
“Agreement” has the meaning set forth in the Preamble.
“Block Trade” means a block trade, a bought deal or transaction proposed to be marketed on a same-day or overnight basis in a transaction not registered with the SEC.
“Board” means the board of directors of the Corporation.
“Business Day” means any day other than a Saturday, Sunday, or day on which commercial banks in New York City, New York, or San Francisco, California, are authorized by law to close.
“Bylaws” means the Amended and Restated Bylaws of the Corporation, as amended from time to time.
“Change in Control” means the occurrence of any of the following events: (i) there occurs a sale, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Corporation; (ii) any Person or Group (in each case excluding the Initial Stockholders), directly or indirectly, obtains beneficial ownership of 50% or more of the outstanding Voting Securities; (iii) the Corporation consummates any merger, consolidation or similar transaction, unless the stockholders of the Corporation immediately prior to the consummation of such transaction continue to hold (in substantially the same proportion as their ownership of the Voting Securities immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) more than 50% of the voting power of the outstanding shares of the voting stock of the surviving or resulting entity in such transaction immediately following the consummation of such transaction; or (iv) a majority of the Board is no longer composed of (x) directors who were directors of the Corporation on the date hereof and (y) directors who were nominated for election or elected or appointed to the Board with the approval of a majority of the directors described in subclause (x) together with any incumbent directors previously elected or appointed to the Board in accordance with this subclause (y).
“Charter” means the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time.
“Chosen Courts” has the meaning set forth in Section 13(b).
“Code” means Internal Revenue Code of 1986, as amended.
“Common Stock” means the common stock, par value $0.0001 per share, of the Corporation and any other security issued or issuable in respect thereof, or in substitution therefor, in connection with any share subdivision, split, bonus issue, dividend or combination, or any reclassification, recapitalization, merger, amalgamation, consolidation, exchange or other similar reorganization or otherwise, and shall also include any other class of common stock of the Corporation hereafter authorized.
“Compensation Committee” means the Compensation Committee of the Board or its replacement.
“Corporation” has the meaning set forth in the Preamble.
“DGCL” means the Delaware General Corporation Law.
“Executive Committee” means the Executive Committee of the Board or its replacement.
“GBL” means GBL Parent, the Initial GBL Holder and any Affiliate of the Initial GBL Holder to whom the Initial GBL Holder (or one of its permitted transferees) has Transferred shares of Common Stock. For purposes of this Agreement, the Initial GBL Holder and any such transferees shall be treated as a single holder.
“GBL Director” has the meaning set forth in Section 2(a).
“Group” has the meaning set forth in Section 13(d)(3) of the Securities Exchange Act.
“Initial Stockholder” has the meaning set forth in the Preamble.
“Lock-up Shares” means the Common Stock issued to the Initial Stockholders in connection with the Closing.
“Major Webhelp Stockholders” means the Initial Stockholders and GBL.
“Nasdaq” means the Nasdaq Stock Market LLC.
“Nominating and Governance Committee” means the Nominating and Governance Committee of the Board or its replacement.
“Party” has the meaning set forth in the Preamble.

“Person” shall be construed broadly and shall include an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity or a governmental entity.
“Rule 144” means Rule 144 promulgated under the Securities Act by the SEC, as such rule may be amended from time to time, or any similar or successor provision then in force.
“Rule 144A” means Rule 144A promulgated under the Securities Act by the SEC, as such rule may be amended from time to time, or any similar or successor provision then in force.
“SEC” means the U.S. Securities and Exchange Commission or any successor governmental agency.
“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.
“Share Purchase Agreement” has the meaning set forth in the Recitals.
“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls the managing director or general partner of such partnership, association or other business entity.
“Tax” or “Taxes” has the meaning ascribed to such term in the Share Purchase Agreement.
“Transfer” means the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or enter into an agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap, exchange fund or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise.

“Transfer Agent” means Computershare N.A. or any successor transfer agent acting on the Corporation’s behalf, or any other paying agent distributing dividends, distributions or other payments to the Corporation’s Common Stock.
“Voting Securities” means shares of Common Stock and any other securities of the Corporation entitled to vote generally at any annual or special meeting of the Corporation’s stockholders.
Any capitalized term used in any Section of this Agreement that is not defined in this Section 1 shall have the meaning ascribed to it in such other Section.
(b)Interpretation. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. For purposes of determining the beneficial ownership of Olivier Duha and Frédéric Jousset, any Common Stock that such Person has transferred to (i) an Affiliate, (ii) any member of such Person’s immediate family or (iii) a trust or estate planning vehicle for the benefit of such Person or their immediate family shall be deemed to be beneficially owned by such Person (and for purposes of this Agreement, and any such transferees shall be treated as a single holder together with the applicable transferor); provided such transferees have agreed in a writing reasonably acceptable to the Corporation to be bound by this Agreement.
Section 2Board of Directors.
(a)Nomination of Directors.
(i)For so long as GBL and Olivier Duha collectively beneficially own at least 70% of the shares of Common Stock originally issued to the Initial GBL Holder and Olivier Duha at the Closing, GBL shall have the right, but not the obligation, to nominate for election to the Board two (2) directors (each, a “GBL Director”), and for so long as Olivier Duha holds at least 50% of the shares of Common Stock originally issued to Olivier Duha at the Closing, Olivier Duha shall be one of the GBL Directors.
(ii)For so long as GBL and Olivier Duha collectively beneficially own less than 70% but at least 50% of the shares of Common Stock originally issued to the Initial GBL Holder and Olivier Duha at the Closing, GBL shall have the right, but not the obligation, to nominate for election to the Board one (1) GBL Director. If there are two (2) GBL Directors providing services as of the time the collective beneficial ownership of GBL and Olivier Duha drops below 70% of the shares of Common Stock originally issued to the Initial GBL Holder and Olivier Duha at the Closing, one (1) GBL Director will be removed in accordance with Section 2(d).
(iii)If GBL beneficially owns less than 50% of the shares of Common Stock originally issued to the Initial GBL Holder at the Closing, GBL shall have no right to nominate for election to the Board any directors, and any GBL Directors providing services as of the time the beneficial ownership of GBL drops below 50% of the shares of Common Stock originally issued to the Initial GBL Holder at the Closing shall automatically be deemed to have offered his or her resignation from the Board and any committee of the Board with no further action required on the part of GBL, the Board or the Corporation, provided, however, the Board may, in its sole discretion, reject such resignation and invite any GBL Director(s) to continue to act in his or her capacity.
(iv)For so long as GBL is entitled to nominate a director pursuant to Section 2(a)(i) or Section 2(a)(ii), the GBL Director shall have the right to be a member of the Executive Committee, Nominating and Governance Committee and Compensation Committee, subject to applicable law (including applicable committee independence standards of Nasdaq or other applicable stock exchange on which the Corporation is listed).
(v)For so long as Olivier Duha is serving as a GBL Director, he shall have the right to be a member of the Executive Committee.
For the avoidance of doubt, so long as the restrictions set forth in Section 4 apply, GBL shall not be entitled to nominate any directors other than those set forth above. The initial GBL Directors and any replacement GBL Directors shall be reasonably acceptable to the Corporation (such approval not to be unreasonably withheld, delayed or conditioned); provided that the Corporation agrees that (x) Olivier Duha and Nicolas Gheysens are acceptable individuals to serve as the GBL Directors and (y) any executive of GBL with a title of Investment Partner or more senior title shall be an acceptable individual to serve as a GBL Director; and provided further that the Corporation shall have the right to meet with such executive of GBL prior to his or her appointment to the Board and if the Corporation provides a written notice to GBL that, in its reasonable discretion, such executive is not legally qualified to serve on the board of directors of a Delaware corporation listed on Nasdaq or other applicable stock exchange on which the Corporation is listed or not qualified under the Corporation’s governance documents (which governance documents shall apply equally to all members of the Board and shall not be amended, modified or repealed in a manner that is intended to or does disproportionately adversely affect the rights of any GBL Director) to serve on the Board, then such executive shall not be deemed acceptable.
(b)Election of Directors. At the Closing, the Corporation shall take all necessary action to cause the initial GBL Directors to be appointed to the Board and the applicable committees as contemplated by Section 2(a), including by increasing the size of the Board and applicable committees, as necessary. From and after the Closing, for so long as is applicable, the Corporation shall use commercially reasonable efforts to cause all nominees timely nominated pursuant to Section 2(a) to be included in the slate of nominees recommended by the Board to the Corporation’s stockholders for election as directors at each annual meeting of the stockholders of the Corporation (and/or in connection with any election by written consent or at a special meeting of the stockholders of the Corporation), and the Corporation shall take all necessary action within its control to cause the election of each such nominee, including by: including such nominees in the slate of nominees recommended by the Board to the Corporation’s shareholders for election as directors, soliciting proxies in favor of the election of such nominees and using substantially the same level of efforts and providing substantially the same level of support as is used and/or provided for the other director nominees of the Corporation with respect to the applicable annual meeting of stockholders or action by written consent in lieu of such meeting. For the avoidance of doubt, failure of the stockholders of the Corporation to elect any GBL Director to the Board shall not affect the right of the Major Webhelp Stockholders or GBL to nominate directors for election pursuant to Section 2(a) in any future election of directors. Each of GBL and Olivier Duha, individually and not jointly, agrees with the Corporation (and only with the Corporation), that for so long as GBL has the right to nominate a GBL Director and Olivier Duha has the right to serve as a GBL Director, such stockholder shall vote or cause to be voted, whether at a meeting of stockholders or by written consent, all of their respective shares of Common Stock in favor of the slate of nominees recommended by the Board to the Corporation’s stockholders; provided, however that GBL and Olivier Duha shall only be obligated to comply with this last sentence of Section 2(b) if the Corporation has complied with its obligations under this Agreement, including under this Section 2.
(c)Replacement of Directors. In the event that a vacancy is created at any time by the death, disqualification, resignation, removal or failure to be elected by the Corporation stockholders of a GBL Director nominated pursuant to Section 2(a), or designated pursuant to this Section 2(c), to the extent the rights under Section 2(a) remain in effect, GBL shall have the right to designate a replacement to fill any GBL Director vacancy, in each case consistent with the provisions of Section 2(a), and the Board shall take all necessary actions to cause such replacement designee appointed by GBL to be promptly appointed to the Board to fill such vacancy, subject to applicable law.
(d)Removal of Directors. Upon the written request of GBL seeking to remove and/or replace any GBL Director nominated pursuant to Section 2(a), or designated pursuant to Section 2(c), the Corporation shall use commercially reasonable efforts to cooperate with such request, including to promptly call a special meeting of the stockholders of the Corporation; provided, however, that the Corporation shall not be required to call more than one special meeting with respect to the removal of GBL Directors in any twenty-four month period. In the event that GBL and Olivier Duha collectively beneficially own less than 70% of the shares of Common Stock originally issued to the Initial GBL Holder and Olivier Duha at the Closing, GBL shall have the sole discretion to designate the GBL Director who shall resign, and such resignation shall be deemed to be offered to the Board effective automatically with no further action required on the part of GBL, the Board, or the Corporation and GBL shall make such designation within thirty (30) days of GBL and Olivier Duha dropping below such threshold, provided, however, the Board may, in its sole discretion, reject such resignation and invite either or both GBL Director(s) to continue to act in his or her capacity.
(e)Laws and Regulations. Nothing in this Section 2 shall be deemed to require that any party hereto, or any director of the Corporation, act in violation of any applicable provision of law, regulation, legal duty or requirement or stock exchange rule.
(f)Rights and Privileges. Each GBL Director shall be entitled to the same rights, privileges and compensation applicable to all other members of the Board generally or to which all such members of the Board are entitled. In furtherance of the foregoing, the Corporation shall indemnify, exculpate and reimburse fees and expenses of each GBL Director (including by entering into an indemnification agreement in form substantially similar to the Corporation’s form of director indemnification agreement (if any)) and provide each GBL Director with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the Corporation’s organizational documents or otherwise.

Section 3Certain Actions.
(a)Subject to the provisions of Section 3(b), the Corporation shall not, and (to the extent applicable) shall not permit any material Subsidiary of the Corporation to amend, modify or repeal any provision of the Charter, the Bylaws or similar organizational documents of the applicable material Subsidiary in a manner that is intended to or does disproportionately adversely affect the rights hereunder of any Major Webhelp Stockholder or which is knowingly in violation of the rights of any Major Webhelp Stockholder pursuant to this Agreement.
(b)The approval rights set forth in Section 3(a) shall terminate:
(i)with respect to Olivier Duha, at such time as Olivier Duha no longer beneficially owns at least 50% of the shares of Common Stock originally issued to him at the Closing; and
(ii)with respect to GBL, at such time as GBL no longer beneficially owns at least 50% of the shares of Common Stock originally issued to the Initial GBL Holder at the Closing.

Section 4Restricted Activities; Voting.
(a)Each of the Major Webhelp Stockholders, individually and not jointly, agrees with the Corporation (and only with the Corporation), on behalf of itself and its Affiliates, individually and not jointly, not to, directly or indirectly, without the Corporation’s prior written consent:
(i)make any proposal to the board of directors of Corporation, any of Corporation’s Representatives or any of Corporation’s stockholders regarding, or make any public announcement, proposal, or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Securities Exchange Act of 1934, as amended) with respect to, or otherwise solicit, seek, or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media): (1) any business combination, merger, tender offer, exchange offer, or similar transaction involving Corporation or any of its Subsidiaries and the applicable Major Webhelp Stockholder and its Affiliates, (2) any restructuring, recapitalization, liquidation, or similar transaction involving Corporation or any of its subsidiaries, on the one hand, and the applicable Major Webhelp Stockholder and its Affiliates, on the other hand, (3) subject to sub-clause (iv) below, any acquisition of any of Corporation’s loans, debt securities, derivative securities, equity securities or assets, or rights or options to acquire interests in any of Corporation’s loans, debt securities, derivative securities, equity securities, or assets; and (4) any proposal to seek representation on the board of directors of Corporation (other than pursuant to Section 2 of this Agreement) or otherwise seek to control or influence the management, board of directors, or policies of Corporation;
(ii)instigate, encourage, or assist, provide financing for any third party (including forming a “group” (as defined in the Securities Exchange Act, and the rules promulgated thereunder) with any such third party) with respect to any Voting Securities to do, or enter into any discussions or agreements with any third party with respect to, any of the actions set forth in clause (i) above, other than forming, joining or in any way participating in a Group solely between or among the Major Webhelp Stockholders and their Affiliates;
(iii)take any action that would reasonably be expected to require Corporation or any of its Affiliates to make a public announcement regarding any of the actions set forth in clause (a) above;

(iv)acquire or agree to acquire additional Voting Securities, including any securities of the Corporation convertible, exchangeable or exercisable into Voting Securities, other than as a result of any stock split, reverse stock split, stock dividend, extraordinary dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change in Voting Securities which generally affects or is made available to all stockholders of the Corporation (for the avoidance of doubt, neither (A) any issuance by the Corporation of Voting Securities or options, warrants or other rights to acquire Voting Securities (or the exercise thereof) to any GBL Directors as compensation for the membership of the GBL Directors on the Board or of any Earnout Shares contemplated by the Share Purchase Agreement (and no such acquisition of shares shall be counted in determining the rights under Article 2 hereof) nor (B) any increase in the percentage of outstanding Voting Securities of the Corporation owned by any of GBL, Olivier Duha or Frédéric Jousset as a result of any repurchase or acquisition of Voting Securities by the Corporation shall be deemed an acquisition by GBL, Olivier Duha or Frédéric Jousset for purposes of this Section 4(a)(iv)), provided, however, that (i) GBL may acquire or agree to acquire beneficial ownership that does not result in the aggregate percentage ownership of Voting Securities by GBL exceeding the sum of (x) the percentage ownership of Voting Securities received by GBL on the Closing Date, plus (y) an additional 4.69% of the Corporation’s outstanding Voting Securities, (ii) Olivier Duha may acquire or agree to acquire beneficial ownership that does not result in the aggregate percentage ownership of Voting Securities by Olivier Duha exceeding the sum of (x) the percentage ownership of Voting Securities received by Olivier Duha on the Closing Date, plus (y) an additional 0.8% of the Corporation’s outstanding Voting Securities and (iii) Frédéric Jousset may acquire or agree to acquire beneficial ownership that does not result in the aggregate percentage ownership of Voting Securities by Frédéric Jousset exceeding the sum of (x) the percentage ownership of Voting Securities received by Frédéric Jousset on the Closing Date, plus (y) an additional 1.51% of the Corporation’s outstanding Voting Securities;
(v)publicly disclose any intention, plan or arrangement prohibited by the foregoing; or
(vi)knowingly instigate, facilitate, encourage or assist any third party to do any of the foregoing;
provided that this Section 4 shall in no way limit the activities of any director of the Corporation, so long as such activities are undertaken in his or her capacity as a director of the Corporation; provided further that (other than as may be a violation of clauses (i) and (ii) above) the right or ability of the Major Webhelp Stockholders to exercise their respective rights under this Agreement or the exercise by the Major Webhelp Stockholders of their right to vote shall not, in either case, in and of itself, be deemed a breach of this Section 4.
(b)Each of the Major Webhelp Stockholders further agrees it and its Affiliates shall not, without the prior written consent of the Corporation, publicly request the Corporation to amend or waive any provision of this Section 4 (including this sentence) or do so in a manner that would require the Corporation to publicly disclose such request. Notwithstanding anything to the contrary, nothing in this Section 4, shall prohibit the Major Webhelp Stockholders and their Affiliates from communicating privately with the Corporations’ directors, officers or advisors, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications.
(c)This Section 4 shall automatically terminate with respect to the applicable Major Webhelp Stockholder on the first date following the 30th day after such shareholder beneficially owns less than 50% of the shares of Common Stock originally issued to such shareholder at the Closing. Additionally, in the event that (i) the Corporation engages in, enters into or continues any material discussions or negotiations regarding any proposal or offer that constitutes or would reasonably be expected to result in a Change in Control, approves or recommends, or publicly proposes to approve or recommend, any Change in Control, or enters into a definitive agreement providing for a Change in Control; (ii) any Person or Group (other than the applicable Major Webhelp Stockholder) commences a tender offer or exchange offer for securities of the Corporation, which, if consummated, would result in a Change in Control; (iii) the Board resolves publicly to engage in a formal process that is intended to result in a transaction, which, if consummated, would result in a Change in Control; or (iv) a Person or Group (other than the applicable Major Webhelp Stockholder) enters into an agreement or commences a proxy solicitation in which such Person or Group would acquire the ability to elect a majority of the Board, then this Section 4 shall automatically terminate, effective upon the occurrence of such event.
Section 5Registration Rights.
The Major Webhelp Stockholders and the Corporation shall comply with, and the Major Webhelp Stockholders shall be entitled to the benefits of, the provisions set forth in Exhibit A hereto governing and providing for, among other matters, registration rights with respect to the Common Stock. The Corporation hereby represents and warrants that it is not subject to any registration rights that are superior to, inconsistent with or that in any way violate, conflict with, subordinate, or would prevent the Corporation from performing the rights granted to the Major Webhelp Stockholders hereby. The Corporation shall not, prior to the termination of this Agreement, grant any registration rights that are superior to, inconsistent with or that in any way violate, conflict with, subordinate, or would prevent the Corporation from performing, the rights granted to the Major Webhelp Stockholders pursuant to the provisions set forth in Exhibit A hereto.
Section 6Lock-Up.
(a)GBL agrees with the Corporation (and only with the Corporation) that (i) it shall not Transfer any Lock-up Shares prior to the date that is six (6) months following the Closing Date (such date, the “Initial Lock-up Release Date”); (ii) it shall not Transfer more than twenty-five percent (25%) of its respective Lock-up Shares following the Initial Lock-up Release Date through the date that is twelve (12) months following the Closing Date; and (iii) it shall not Transfer more than fifty percent (50%) of its respective Lock-up Shares following the Closing Date through the date that is eighteen (18) months following the Closing Date (the “Final Lock-up Release Date”).
(b)Each of Frédéric Jousset and Olivier Duha, individually and not jointly, agrees with the Corporation (and only with the Corporation), as to himself and his respective Affiliates, individually and not jointly, that (i) he shall not Transfer any Lock-up Shares prior to Initial Lock-Up Release Date; (ii) he shall not Transfer more than twenty-five percent (25%) of its respective Lock-up Shares following the Initial Lock-up Release Date through the date that is twelve (12) months following the Closing Date; and (iii) he shall not Transfer more than seventy-five percent (75%) of its respective Lock-up Shares following the Closing Date through the Final Lock-Up Release Date. Beginning on the calendar day following the Final Lock-up Release Date, there shall be no further sale restriction with respect to any Major Webhelp Stockholder on any of their respective Lock-up Shares pursuant to this Section 6 (other than the restrictions in Section 6(e) applicable to GBL).
(c)There shall be no sale restriction with respect to any Person, other than the Major Webhelp Stockholders pursuant to Sections 6(a) and 6(b) and in the Share Purchase

Agreement, who will become a beneficial owner of Common Stock pursuant to and in connection with the Closing;
(d)Notwithstanding anything in Sections 6(a), 6(b), or 6(c) or in the Share Purchase Agreement to the contrary, each Major Webhelp Stockholder agrees with the Corporation (and only with the Corporation) that it may Transfer any or all of the Lock-up Shares at any time (a) to any Affiliate of such Major Webhelp Stockholder; (b) in any Transfer that has previously been approved by the Board or a duly authorized committee thereof; (c) in connection with any mortgage, and/or pledge of the Lock-Up Shares in respect of one or more bona fide loans or lending transactions (each, a “Permitted Loan”) (provided that GBL may not transfer more than 10% of the Common Stock GBL received at Closing pursuant to this clause (c)) (provided, further, that such transfer pursuant to this clause (c) shall be at no cost to the Corporation and any Major Webhelp Stockholder who is, as an employee, director or officer of the Corporation, subject to any pre-clearance and trading policies of the Corporation must also comply with any additional restrictions on the pledging of Common Stock imposed on such Holder by the Corporation’s policies as such policies exist as of the date of this Agreement, applicable copies of which have been provided in full to each Major Webhelp Stockholder prior to the date hereof); (d) to a third party for cash solely to the extent that the net proceeds of such sale are solely used to satisfy a margin call (i.e., posted as collateral) or repay a Permitted Loan to the extent necessary to satisfy a bona fide margin call on such Permitted Loan or avoid a bona fide margin call on such Permitted Loan that is reasonably likely to occur (in each case through no fault of the such Major Webhelp Stockholder or any of its Affiliates) (provided that GBL may not transfer more than 10% of the Common Stock received at Closing pursuant to this clause (d)) (provided, further, that such transfer pursuant to this clause (d) shall be at no cost to the Corporation and any Major Webhelp Stockholder who is subject to any pre-clearance and trading policies of the Corporation must also comply with any additional restrictions on the pledging of Common Stock imposed on such Holder by the Corporation’s policies as such policies exist as of the date of this Agreement, applicable copies of which have been provided in full to each Major Webhelp Stockholder prior to the date hereof); (e) distributions of Common Stock to its partners, limited liability company members, equity holders, or shareholders of the applicable Major Webhelp Stockholders or any direct partners, members, or equity holders of such other Major Webhelp Stockholder, any affiliates of such other Major Webhelp Stockholder, or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates; (f) in the case of an individual, to a member of the individual’s immediate family or to a trust or estate planning vehicle; (g) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (h) in the case of an individual, pursuant to a qualified domestic relations order; (i) in the case of a trust, by distribution to one or more of the permissible beneficiaries of such trust; (j) in the case of an entity, to the partners, members, or equity holders of such shareholder by virtue of the entity’s organizational documents, as amended, upon dissolution of the entity; (k) to the Corporation (including in connection with any self-tender offer made by the Corporation); (l) after commencement by the Corporation or one of its significant Subsidiaries (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of bankruptcy, insolvency or other similar proceedings; (m) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved or not recommended against by the Board or a duly authorized committee thereof, or other similar transaction which results in all of the Corporation’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Closing Date; or (n) in the case of an individual, up to 10 % of the total Lock-up Shares issued to such Major Webhelp Stockholder on the Closing Date, to a charitable organization (each transferee described in clauses (a), (b), (e), (f), (g), (h), (i) , and (j), a “Specified Transferee”). The parties acknowledge and agree that any Specified Transferee of a Major Webhelp Stockholder shall be a third party beneficiary hereunder and shall have the same rights under this Agreement as the applicable Major Webhelp Stockholder and shall be subject to the transfer restrictions set forth in this Section 6 with respect to the Lock-Up Shares (in the same form such restrictions applied to the transferor prior to transfer) upon and after acquiring such Lock-Up Shares; provided such transferees have agreed in a writing reasonably acceptable to the Corporation to be bound by this Agreement.
(e)Notwithstanding anything herein to the contrary, from the Initial Lock-up Release Date through the six-month anniversary of the Final Lock-up Release Date, GBL agrees with the Corporation (and only with the Corporation) that it shall not Transfer Lock-up Shares held by it, in an amount of more than 2% of the then outstanding total shares of Common Stock during any rolling 3-month period. Notwithstanding anything to the contrary herein, the restrictions imposed by the prior sentence of this Section 6(e) shall not apply to Transfers pursuant to (i) a Demand Registration in an Underwritten Public Offering or a Shelf Block Trade, in each case, on the terms described in Exhibit A hereto or (ii) a Block Trade.
Section 7 Corporate Opportunities. In recognition and anticipation that (i) certain directors, principals, officers, employees, members, partners and/or other representatives of GBL, or of investment funds or vehicles affiliated with GBL or any of its respective Affiliates may be a GBL Director and, accordingly, serve as a director of the Board, and (ii) GBL and certain of its Affiliates may now engage, may continue to engage, and/or may, in the future, decide to engage, in the same or similar activities or related lines of business as those in which the Corporation or any of its Subsidiaries, directly or indirectly, now engage or may engage and/or other business activities that overlap with, are complementary to or compete with those in which the Corporation or any of its Subsidiaries, directly or indirectly, now engage or may engage, the provisions of this Section 7 are set forth to regulate and define the conduct of certain affairs of the Corporation and its Subsidiaries with respect to certain classes or categories of business opportunities as they may involve GBL or its Affiliates and the powers, rights, duties and liabilities of the Corporation, its Subsidiaries, and their respective directors, officers and stockholders in connection therewith. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and each of its Subsidiaries, hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate (or analogous) business opportunity for GBL, any of its Affiliates or the GBL Director (each an “Identified Person”). In the event that any Identified Person acquires knowledge of a potential transaction or other corporate (or analogous) or business opportunity (other than, with respect to any GBL Director, any such opportunity which the Identified Person learned of solely as a result of his or her role as a director of the Board) which may be a corporate (or analogous) or business opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall have no duty to communicate, offer or otherwise make available such transaction or other corporate (or analogous) or business opportunity to the Corporation or any of its Affiliates and shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any purported fiduciary duty solely by reason of the fact that such Identified Person pursues or acquires such corporate (or analogous) or business opportunity for itself, herself or himself, or offers or directs such corporate (or analogous) or business opportunity to another Person (including any Affiliate of such Identified Person). The Corporation, on behalf of itself and each of its Subsidiaries, (i) acknowledges that the Identified Persons may now own, may continue to own, and from time to time may acquire and own, investments in one or more other entities (each such entity, a “Related Company”) that are direct competitors of, or that otherwise may have interests that do or could conflict with those of, the Corporation, any of its Subsidiaries or any of their respective Affiliates, and (ii) agree that (A) the enjoyment, exercise and enforcement of the rights, interests, privileges, powers and benefits granted or available to the Identified Persons under this Agreement shall not be in any manner reduced, diminished, affected or impaired, and the obligations of the Identified Persons under this Agreement (if any) shall not be in any manner augmented or increased, by reason of any act, circumstance, occurrence or event arising from or in any respect relating to (x) the ownership by an Identified Person of any interest in any Related Company, (y) the affiliation of any Related Company with an Identified Person or (z) any action taken or omitted by any Related Company or an Identified Person in respect of any Related Company, (B) none of the duties imposed on an Identified Person, whether by contract or law, do or shall limit or impair the right of any Identified Person lawfully to compete with the Corporation, any of its Subsidiaries or any of their respective Affiliates as if the Identified Persons were not a party to this Agreement, and (C) the Identified Persons are not and shall not be obligated to disclose to the Corporation, any of its Subsidiaries, any of the Corporation’s stockholders or any of their respective Affiliates any information related to their respective businesses or opportunities, including acquisition opportunities, or to refrain from or in any respect to be restricted in competing against the Corporation, any of its Subsidiaries, any of the Corporation’s stockholders or any of their respective Affiliates in any such business or as to any such opportunities. Notwithstanding anything to the contrary herein, under no circumstances shall (i) an employee of the Corporation or any of its Subsidiaries be deemed to be an Identified Person, and (ii) the Corporation be deemed to have waived or renounced any interest or expectancy of the Corporation in, or in being offered any opportunity to participate in, any corporate, business, or investment opportunity that is presented to an employee of the Corporation or any of its Subsidiaries, irrespective of whether such employee (a) is a director or officer of the Corporation or any of its Subsidiaries or their respective Affiliates or (b) otherwise would be an Identified Person absent being an employee of the Corporation or any of its Subsidiaries. Prior to Closing, GBL shall execute a confidentiality agreement reasonably acceptable to the Corporation, which shall include a prohibition on sharing the Corporation's non-public information with any third parties (including competitors). For the avoidance of doubt, the GBL Directors shall not be deemed to be employees of the Corporation solely as a result of their position on the Board of the Corporation.
Section 8Rule 144.
The Corporation covenants that so long as the Common Stock is registered pursuant to Section 12(b), Section 12(g) or Section 15(d) of the Securities Exchange Act, it will use reasonable best efforts to file in a timely manner any and all reports required to be filed by it under the Securities Act and the Securities Exchange Act (or, if the Corporation is not required to file such reports, it will use reasonable best efforts to make publicly available such necessary information to comply with, and permit sales pursuant to, Rule 144, Rule 144A or Regulation S under the Securities Act), at all times, all to the extent required from time to time to enable the Major Webhelp Stockholders to sell shares of Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
Section 9Corporation Obligations Regarding Transfers.
The Corporation shall instruct the transfer agent to remove any legend, notation or similar designation restricting transferability of the Common Stock from the certificates or book-entries evidencing the Common Stock if such Common Stock (i) is sold or transferred pursuant to an effective registration statement under the Securities Act, (ii) is sold or transferred pursuant to Rule 144 or (iii) is not held by an Affiliate and is eligible for sale under Rule 144 without the requirement that the Corporation has complied with the public reporting requirements of the Securities Exchange Act. Any fees of the Corporation, the transfer agent and Corporation’s counsel associated with the issuance of any legal opinion required by the Corporation’s transfer agent or the removal of such legend shall be borne by the Corporation.

Section 10Listing. The Corporation shall not take any action, or fail to take any action, that would cause the Common Stock to no longer be listed on the Nasdaq or other applicable stock exchange on which the Corporation is listed.
Section 11Duration of Agreement.
This Agreement shall terminate automatically upon the dissolution of the Corporation (unless the Corporation (or its successor) continues to exist after such dissolution as a limited liability company or in another form, whether incorporated in Delaware or another jurisdiction). Any Major Webhelp Stockholder who disposes of all of its Common Stock shall automatically cease to be a party to this Agreement and have no further rights or obligations hereunder as a Major Webhelp Stockholder.
Section 12Severability.
Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
Section 13Governing Law; Jurisdiction.
(a)This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.
(b)Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 17.
Section 14WAIVER OF JURY TRIAL.
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.
Section 15Stock Dividends, Etc.
The provisions of this Agreement shall apply to any and all shares of capital stock of the Corporation or any successor or assignee of the Corporation (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution for the shares of Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise in such a manner and with such appropriate adjustments as to reflect the intent and meaning of the provisions hereof and so that the rights, privileges, duties and obligations hereunder shall continue with respect to the capital stock of the Corporation as so changed.
Section 16Benefits of Agreement.
This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns and each Major Webhelp Stockholder and its permitted assigns, legal representatives, heirs and beneficiaries. Notwithstanding anything to the contrary contained herein, the Major Webhelp Stockholders may assign their rights or obligations, in whole or in part, under this Agreement in accordance with Section 6(b) and Section 6(d), including, for the avoidance of doubt, their rights and obligations pursuant to the provisions of Exhibit A hereto, to one or more of their Affiliates or other Specified Transferees. Except as otherwise expressly provided herein, no Person not a party to this Agreement, as a third-party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement.
Section 17Notices.
For so long as there is at least one (1) GBL Director on the Board, GBL shall, to the extent commercially practicable under the circumstances (as determined in GBL’s sole discretion), use commercially reasonable efforts to provide the Corporation with notice (which may be via email or telephone call) prior to the transfer by GBL of beneficial ownership of any material portion of the Common Stock received by GBL at Closing to any Person, other than transfers that would not have been restricted during the period from the Closing Date until the Final Lock-up Release Date; provided, however, that this sentence shall not impose any conditions on GBL’s ability to transfer Common Stock in accordance with this Agreement. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by e-mail transmission (notice deemed given upon transmission if the email is sent by 5:00 p.m. Eastern Time or, if after, the calendar day following the date of transmission), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) (notice deemed given upon receipt of proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)If to the Corporation, to:
Concentrix Corporation
39899 Balentine Drive, Suite 235
Newark, CA 94560
Attention:     Jane Fogarty
Email:

With a copy (which shall not constitute notice) to:
Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover Street
Palo Alto, CA 94304-1115
Attention:    Allison Leopold Tilley
        Drew Simon-Rooke
E-mail:        allison@pillsburylaw.com
        drew.simonrooke@pillsburylaw.com

(ii)If to Olivier Duha, to:
Olivier Duha
Email:
    With a copy (which shall not constitute notice) to:
Latham & Watkins LLP
45, rue Saint-Dominique
Paris, France 75007
Attention:    Alexander Crosthwaite
            Christopher Drewry
Email:        Alexander.Crosthwaite@lw.com
            Christopher.Drewry@lw.com
(iii)If to Frédéric Jousset, to:
Frédéric Jousset
Email:
    With a copy (which shall not constitute notice) to:
Cabinet Temime
Léon del Forno
E-mail:         leon.delforno@temime.fr
(iv)If to GBL, to:

Attention:     Nicolas Gheysens
         Priscilla Maters
Email:

    With a copy (which shall not constitute notice) to:
Kirkland and Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:    Sarkis Jebejian
Chelsea N. Darnell
Email:        sarkis.jebejian@kirkland.com
chelsea.darnell@kirkland.com

Gide Loyrette Nouel A.A.R.P.I.
15 rue de Laborde
Paris, France 75008
Attention:    Olivier Diaz
Agathe Delalande
Email:        olivier.diaz@gide.com
agathe.delalande@gide.com
Section 18Modification; Waiver.
This Agreement may be amended, modified or supplemented only by a written instrument duly executed by (a) the Corporation and (b) the Major Webhelp Stockholders. No course of dealing between the Corporation or its Subsidiaries and the Major Webhelp Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
Section 19Entire Agreement.
Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and, except for the Share Purchase Agreement, supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith, from and after the date of this Agreement. Unless otherwise provided herein, any consent required by any Person under this Agreement may be withheld by such Person in such Person’s sole discretion.
Section 20Counterparts.
This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
Section 21Delivery by Facsimile or Electronic Transmission.
This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.
Section 22Director and Officer Actions. No director or officer of the Corporation shall be personally liable to the Corporation or any stockholder of the Corporation as a result of any acts or omissions taken under this Agreement in good faith.
Section 23Several and not Joint. The rights, obligations, and agreements of the Major Webhelp Stockholders under this Agreement shall be several and not joint.
Section 24Effectiveness. This Agreement shall become effective upon the Closing and prior thereto shall be of no force or effect. If the Put Option Agreement or the Share Purchase Agreement shall be terminated in accordance with their terms prior to the Closing, this Agreement shall automatically terminate and be of no force or effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

CORPORATION
CONCENTRIX CORPORATION

By:     /s/ Jane Fogarty
Name: Jane Fogarty
Title: EVP, Legal

[Signature Page to Investor Rights Agreement]

INITIAL STOCKHOLDERS:
SAPIENS S.À R.L.

/s/ P. Maters /s/ S. Saussoy
By:    P. Maters S. Saussoy
Title:    Manager Manager

[Signature Page to Investor Rights Agreement]

FINPAR V

/s/ P. Maters /s/ X. Likin
By:    P. Maters X. Likin
Title:    Manager Director

FINPAR VI

/s/ P. Maters /s/ X. Likin
By:    P. Maters X. Likin
Title:    Manager Director

[Signature Page to Investor Rights Agreement]

OLIVIER DUHA
M. OLIVIER DUHA,
in his individual capacity

/s/ Olivier Duha

LIBERTY MANAGEMENT

/s/ Olivier Duha
By:    Olivier Duha
Title:    Gérant

MONTANA

/s/ Olivier Duha
By:    Olivier Duha
Title:    Gérant

[Signature Page to Investor Rights Agreement]

FRÉDÉRIC JOUSSET,
in his individual capacity

/s/ Frédéric Jousset

[Signature Page to Investor Rights Agreement]

Exhibit A
Registration Rights
Section 1.Definitions
(a)Definitions. As used in this Exhibit:
“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Board: (a) would be required to be made in any Registration Statement filed with the SEC by the Corporation so that such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (c) the Corporation has a bona fide business purpose for not disclosing publicly.
“Automatic Shelf Registration Statement” means an “Automatic Shelf Registration Statement,” as defined in Rule 405 under the Securities Act.
“Closing Date” has the meaning ascribed to such term in the Share Purchase Agreement.
“Demand Registration” has the meaning ascribed to such term in Section 3(a).
“Demand Registration Request” has the meaning ascribed to such term in Section 3(a).
“Demanding Holders” has the meaning ascribed to such term in Section 3(a).
“Effective Date” has the meaning ascribed to such term in Section 2.
“FINRA” means the Financial Industry Regulatory Authority.
“Initial Notice” has the meaning ascribed to such term in Section 4(a).
“Legal Expense Cap” has the meaning ascribed to such term in Section 1(a).
“Maximum Number of Securities” has the meaning ascribed to such term in Section 4(e).
“Opt-Out Notice” has the meaning ascribed to such term in Section 4(a).
“Other Rights Holders” has the meaning ascribed to such term in Section 4(e).
“Piggyback Registration” has the meaning ascribed to such term in Section 4(a).
“Prospectus” means the prospectus included in any Registration Statement, including any preliminary, final or summary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the securities covered by a Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments and freewriting prospectuses and in each case including all material incorporated by reference therein.

“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form).
“Registrable Securities” shall mean shares of Common Stock and Earnout Shares (as defined in the Share Purchase Agreement), in each case held by a Major Webhelp Stockholder immediately following the Closing; provided that any Registrable Securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement (other than, for the avoidance of doubt, any transfer to an Affiliate of a Major Webhelp Stockholder, provided such transferred shares remain held by an Affiliate and continue to be Registerable Securities), (b) such Registrable Securities have been disposed of pursuant to Rule 144 or (c) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Corporation; and provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.
“Registration” means registration under the Securities Act of the offer and sale to the public of any Registrable Securities under a Registration Statement. The terms “register”, “registered” and “registering” shall have correlative meanings.
“Registration Expenses” means (i) all reasonable and documented registration and filing fees, and any other reasonable and documented fees and expenses associated with filings required to be made with the SEC or FINRA; (ii) all reasonable and documented fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable and documented fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses); (iv) all reasonable and documented fees and disbursements of counsel for the Corporation and of all independent certified public accountants or independent auditors of the Corporation and any subsidiaries of the Corporation incurred specifically in connection with such Registration (including the expenses of any special audit and comfort letters required by or incident to such performance); (v) reasonable and documented fees and disbursements of up to a maximum of $100,000 per Registration of one (1) legal counsel for the Major Webhelp Stockholders (such maximum expense amount, the “Legal Expense Cap”); (vii) any reasonable and documented fees and disbursements of underwriters customarily paid by issuers or sellers of securities; (viii) reasonable and documented fees and expenses incurred in connection with the distribution or Transfer of Registrable Securities to or by a Major Webhelp Stockholder or its permitted transferees in connection with a Public Offering, and excluding fees to the legal counsel of the Major Webhelp Stockholders; (ix) all reasonable and documented fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system; (x) all of the Corporation’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties); and (xi) all costs and expenses of the Corporation related to the “road show” for any Underwritten Public Offering, including the reasonable and documented out-of-pocket expenses of the underwriters, if so requested, in the aggregate up to a maximum of $50,000. For clarity, any fees to legal counsel of the Major Webhelp Stockholders in connection with any of the foregoing, in the aggregate, are subject to the Legal Expense Cap.
“Registration Statement” means a registration statement of the Corporation that covers the resale of any Registrable Securities pursuant to the provisions of this Agreement, filed by, or to be filed by, the Corporation with the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits, financial information and all other material incorporated by reference in such registration statement or Prospectus.
“Requesting Holder” has the meaning ascribed to such term in Section 4(a).
“Seller Affiliates” has the meaning ascribed to such term in Section 6(a).
“Shelf Block Trade” has the meaning ascribed to such term in Section 4(d).
“Shelf Registration Statement” means a “shelf” registration statement of the Corporation that covers the Registrable Securities (and may cover other securities of the Corporation) on Form S-3 and under Rule 415 under the Securities Act or, if the Corporation is not then eligible to file on Form S-3, on Form S-1 or any other appropriate form under the Securities Act, or any successor rule that may be adopted by the SEC, including without limitation any such registration statement filed pursuant to Section 2 or Section 3, and all amendments and supplements to such “shelf” registration statement, including post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.
“Suspension” has the meaning ascribed to such term in Section 5(a).
“Underwritten Public Offering” means an underwritten Public Offering, including, without limitation, an Underwritten Shelf Takedown and a Shelf Block Trade.
“Underwritten Shelf Takedown” means an Underwritten Public Offering pursuant to an effective Shelf Registration Statement.
“WKSI” means a “well-known seasoned issuer” as defined under Rule 405 of the Securities Act.
(b)Definitions. Any capitalized terms used but not defined herein have the meanings given to such terms in the Agreement.
Section 2.Initial Shelf Registration Statement.
The Corporation will prepare, file (to the extent not previously filed) and use commercially reasonable efforts to cause to become effective no later than the 180th calendar day following the Closing Date (the “Effective Date”), a Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Corporation is then eligible to file an Automatic Shelf Registration Statement), registering for resale all of the Registrable Securities issued to the Major Webhelp Stockholders on the Closing Date under the Securities Act. The plan of distribution indicated in the Shelf Registration Statement will include all such methods of sale as any Major Webhelp Stockholder may reasonably request in writing at least five Business Days prior to the filing of the Shelf Registration Statement and that can be included in the Shelf Registration Statement under the rules and regulations of the SEC. Until the date that all Registrable Securities cease to be

Registrable Securities, the Corporation shall use commercially reasonable efforts to keep current and effective such Shelf Registration Statement and file such supplements or amendments to such Shelf Registration Statement (or file a new Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Corporation is then eligible to file an Automatic Shelf Registration Statement) when such preceding Shelf Registration Statement expires pursuant to the rules of the SEC) as may be necessary or appropriate to keep such Shelf Registration Statement continuously effective and useable for the resale of all Registrable Securities under the Securities Act. Any Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply in all material respects as to form with all applicable requirements of the Securities Act and the Securities Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
Section 3.Demand Registration Rights.
(a)Registration Requests. Subject to the provisions of this Section 3, at any time and from time to time after the Final Lock-up Release Date, each of (i) GBL and (ii) the other Major Webhelp Stockholders may make a written request (such request, a “Demand Registration Request” and the Major Webhelp Stockholder(s) submitting such request, the “Demanding Holder(s)”) to the Corporation for Registration of all or part of their Registrable Securities on Form S-3 or any similar short-form registration statement, or, if the Corporation is not then eligible to file on Form S-3, on Form S-1 or any other appropriate form under the Securities Act, including by means of an Underwritten Public Offering. If the Corporation is a WKSI at the time any such Demand Registration Request is submitted to the Corporation or will become one by the time of the filing of such Registration Statement, the Demand Registration Request may specify that such Registration Statement be an Automatic Shelf Registration Statement. Any Demand Registration Request must be for (i) Registrable Securities with an aggregate total offering price reasonably expected to be at least $100 million in the aggregate or (ii) such number of Registrable Securities representing all of such Demanding Holder’s Registrable Securities, and the Major Webhelp Stockholders may make only two Demand Registration Requests in any rolling twelve-month period. Any such Registration pursuant to a Demand Registration Request shall hereinafter be referred to as a “Demand Registration”. The Corporation shall not be obligated to take any action to effect any Demand Registration if a Piggyback Registration or an Underwritten Public Offering was consummated within the preceding ninety (90) calendar days (unless otherwise consented to by the Corporation). All Demand Registration Requests made pursuant to this Section 3 will specify the aggregate amount of Registrable Securities to be registered, the intended methods of disposition thereof and whether the Demand Registration shall be in the form of an Underwritten Public Offering, and if such Underwritten Public Offering shall be in the form of a Shelf Block Trade, the time periods set forth in Section 4(d) shall be applicable. As promptly as reasonably practicable upon receipt of a Demand Registration Request, the Corporation will use commercially reasonable efforts to effect such Registration as soon as practicable following such request (subject to any lock-up restrictions) and to the Corporation’s reasonable ability to comply with the Regulation S-X age of financial statement requirements for financial statements to be included in such Registration Statement of the Registrable Securities that the Corporation has been so requested to register, including, without limitation, filing post-effective amendments, amending or supplementing a Shelf Registration Statement, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the applicable regulations promulgated under the Securities Act, subject in all respects to the Corporation’s receipt of all information from the Major Webhelp Stockholders that is required by law to be included in the applicable Registration Statement.

(b)Withdrawal of Demand Registration Requests. Any Major Webhelp Stockholder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 3(a) may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration upon written notice to the Corporation and the underwriter(s), if applicable, (i) at any time prior to the effectiveness of the Registration Statement filed with the SEC in connection with the Demand Registration, or (ii) if in connection with an Underwritten Public Offering, the execution of the related underwriting agreement. Upon receipt of a notice to such effect with respect to all of the Registrable Securities included in such Demand Registration, the Corporation shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement. The first Registration Request in a rolling twelve-month period which does not result in an effective registration under the Securities Act or a Registration Request that is withdrawn prior to the filing of the requested Registration Statement shall not be counted as a Registration Request for purposes of the Registration Request limits in Section 3(a), provided thereafter, any Registration Request which does not result in an effective registration under the Securities Act or a Registration Request that is withdrawn prior to the filing of the requested Registration Statement shall be counted as a Registration Request for purposes of the Registration Request limits in Section 3(a).
(c)S-3 Eligibility. From and after the date hereof until the termination of the Agreement, the Corporation shall use commercially reasonable efforts to maintain eligibility to be able to file and use a Registration Statement on Form S-3 (or any successor form thereto) within the meaning of Rule 405 under the Securities Act.
(d)Continued Effectiveness. The Corporation shall use commercially reasonable efforts to keep any Registration Statement filed in response to a Demand Registration Request effective until the date on which the Major Webhelp Stockholders dispose of all of their Registrable Securities (including any other Major Webhelp Stockholder) then covered by such Registration Statement (such period of continued effectiveness, the “Effectiveness Period”). Subject to Section 5, the Corporation shall be deemed not to have used commercially reasonable efforts to keep any Registration Statement effective during the Effectiveness Period if the Corporation voluntarily takes any action or voluntarily omits to take any action that would result in any holder of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Registration Statement during the Effectiveness Period, unless such action or omission is required by applicable law or is recommended by a regulatory body.
(e)Selection of Underwriters. In the case of an Underwritten Public Offering that is the subject of a Demand Registration Request, the Demanding Holder(s) shall select the underwriter(s) (including the roles thereof); provided that such selection is reasonably acceptable to the Corporation.
Section 4.Piggyback Registration Rights.
(a)Participation. If the Corporation proposes to file a Registration Statement or conduct a Public Offering, whether on its own behalf or in connection with the exercise of any Demand Registration rights by any holder of Common Stock (including any holder of Registrable Securities under this Agreement) possessing such rights (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation; (ii) a registration incidental to an issuance of debt securities under Rule 144A; (iii) a registration on Form S-4 or any successor form; or (iv) a registration on Form S-8 or any successor form), with respect to an offering (for its own account or otherwise, and including any registration pursuant to Section 2) that includes any Registrable Securities, then the Corporation shall give written notice (the “Initial Notice”) to the Major Webhelp Stockholders at least 20 Business Days prior to the date on which the Corporation files the

Registration Statement, or, in the case of an Underwritten Public Offering, the anticipated pricing date, and the Major Webhelp Stockholders shall be entitled to include in such Registration Statement, or to sell in such Underwritten Public Offering, such number of Registrable Securities as each Major Webhelp Stockholder may request in writing. The Initial Notice shall offer the Major Webhelp Stockholders the right, subject to Section 3(b) to register (a “Piggyback Registration”) such number of shares of Registrable Securities as each such Major Webhelp Stockholder may request and shall set forth (A) the anticipated effective date of such Registration Statement, or, in the case of an Underwritten Public Offering, the anticipated trade date or pricing date, and (B) the aggregate number of Registrable Securities that is proposed to be included in such Registration Statement. Subject to Section 3(d), the Corporation shall include in such Registration Statement such Registrable Securities for which it has received written requests to register within ten (10) calendar days after the Initial Notice has been given (such holders, “Requesting Holders”). Any Major Webhelp Stockholder may deliver written notice (an “Opt-Out Notice”) to the Corporation requesting that such Major Webhelp Stockholder not receive notice from the Corporation of any proposed Piggyback Registration; provided, however, that such Major Webhelp Stockholder may later revoke any such Opt-Out Notice at any time, and shall have the right to be included in an applicable Piggyback Registration if such written Opt-Out Notice is received by the Corporation at least 15 Business Days prior to the date on which the Corporation files the applicable Registration Statement, or in the case of an Underwritten Public Offering, the anticipated pricing date. Following receipt of an Opt-Out Notice from a Major Webhelp Stockholder (unless subsequently revoked), the Corporation shall not be required to deliver any notice to such Major Webhelp Stockholder pursuant to this Section 4(a) and such Major Webhelp Stockholder (unless such Major Webhelp Stockholder’s Opt-Out Notice is subsequently revoked) shall no longer be entitled to participate in Piggyback Registrations by the Corporation pursuant to this Section 4(a).
(b)Piggyback Registration Withdrawal.    Any Major Webhelp Stockholder may withdraw from a Piggyback Registration for any or no reason whatsoever upon written notice to the Corporation and the underwriter(s) of his, her or its intention to withdraw from such Piggyback Registration, provided that such written notice is received by the Corporation at least three (3) Business Days prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Piggyback Registration, or in connection with an Underwritten Public Offering, the execution of the related underwriting agreement.
(c)Corporation Control. Except for a Registration Statement being filed in connection with the exercise of a Demand Registration Request subject to Section 3, the Corporation may decline to file a Registration Statement after giving the Initial Notice, or withdraw any such Registration Statement after filing but prior to the effectiveness of such Registration Statement; provided that the Corporation shall notify each Requesting Holder within five (5) Business Days of the Corporation’s decision to take any such action. Except as provided in Section 3(f)the Corporation shall have sole discretion to select any and all underwriters that may participate in any Underwritten Public Offering.
(d)Shelf Block Trade. If a Major Webhelp Stockholder wishes to engage in a block trade, a bought deal or transaction proposed to be marketed on a same-day or overnight basis off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement) (a “Shelf Block Trade”), then notwithstanding the time periods set forth above, the Major Webhelp Stockholder shall notify the Corporation of the Shelf Block Trade not less than three (3) Business Days prior to the day such offering is to commence. The Corporation shall promptly notify the other Major Webhelp Stockholders which hold Registrable Securities of such Shelf Block Trade and the other Major Webhelp Stockholders must elect whether or not to participate by 11:00 a.m., New York time on the next Business Day and the Corporation shall as expeditiously as possible use its reasonable best efforts to facilitate such offering (which may close as early as two (2) Business Days after the date it commences).
(e)Underwriters’ Cutback. Notwithstanding the foregoing, if a Registration or Public Offering pursuant to this Section 4 is for an Underwritten Public Offering and the managing underwriter(s), in good faith, advise the Corporation in writing that in their opinion the number of securities requested to be included in such Underwritten Public Offering exceeds the number of securities which may be sold without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of the success of such offering, then the Corporation shall include in such Underwritten Public Offering only that number of Registrable Securities that in the opinion of such underwriter(s) may be sold without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of the success of such offering (such maximum number of such securities, the “Maximum Number of Securities”), and the Registrable Securities that are included in such Underwritten Public Offering shall be allocated as follows:
(i)In the case of an exercise of any Demand Registration pursuant to Section 3 by the Major Webhelp Stockholders or any other holder of Registrable Securities possessing such rights under this Agreement:
(1)first, the Registrable Securities of the Demanding Holders and the Requesting Holders that can be sold without exceeding the Maximum Number of Securities (pro rata on the basis of the total number of Registrable Securities held by such Demanding Holders and Requesting Holders);
(2)second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (1), the securities of any other Persons holding contractual registration rights other than pursuant to this Agreement, if any, as nearly as possible on a pro rata basis based on the total amount of securities held by such holders (“Other Rights Holders”); and
(3)third, the securities to be issued and sold by the Corporation in such Registration.
(ii)In the case of a Registration or Public Offering by the Corporation on its own behalf:
(1)first, the securities to be issued and sold by the Corporation in such Registration without exceeding the Maximum Number of Securities;
(2)second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (1), the Registrable Securities of the Requesting Holders (if any) (pro rata on the basis of the total number of Registrable Securities held by such Requesting Holders) that can be sold without exceeding the Maximum Number of Securities; and
(3)third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (1) and (2), the securities of Other Rights Holders pro rata among the holders thereof on the basis of the number of securities owned by each such holders, if any;
provided that in the case of this clause (e)(ii), the number of Registrable Securities included in the Underwritten Public Offering shall not be reduced below thirty percent (30%) of the total number of securities proposed to be included in such Underwritten Public Offering; and

(iii)In the case of a Registration or Public Offering by the Corporation on behalf of Other Rights Holders:
(1)first, the Registrable Securities of the Requesting Holders that can be sold without exceeding the Maximum Number of Securities (pro rata on the basis of the total number of Registrable Securities held by such Requesting Holders); and
(2)second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (1), the securities of Other Rights Holders (if any), pro rata among the holders thereof on the basis of the number of securities owned by each such holders, that can be sold without exceeding the Maximum Number of Securities; and
(3)third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (1) and (2), the securities to be issued and sold by the Corporation in such Registration.
Section 5.     General Procedures.
(a)Registration Postponement; Suspension of Sales. If the filing, initial effectiveness or continued use of a Registration Statement at any time would require the Corporation to make an Adverse Disclosure, the Corporation may, upon giving prompt written notice of such action to the Major Webhelp Stockholders, delay the filing or initial effectiveness of, or suspend use of, the Registration Statement (a “Suspension”); provided, however, that the Corporation shall not be permitted to exercise a Suspension more than one (1) time during any twelve (12)-month period (except that the Corporation may use this right more than twice in any twelve (12) month period if the Corporation is exercising such right during the 15-day period prior to the Corporation’s regularly scheduled quarterly earnings announcement date) or for a total period of greater than ninety (90) calendar days in the aggregate in any rolling twelve (12) month period, provided that, to the extent a Suspension is due to ongoing negotiations or discussions regarding a material merger, acquisition, or other similar transaction and the requirements for such Suspension set forth in this sentence continue to be satisfied, the total Suspension period may be exercised for up to one hundred twenty (120) calendar days in the aggregate in any rolling twelve month period; and provided further that the Corporation shall not register any securities for its own account or that of any other stockholder during such ninety (90) calendar day or one hundred twenty (120) calendar day period, as applicable, other than pursuant to a registration relating to the sale or grant of securities to employees or directors of the Corporation or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities. The Corporation shall immediately notify the Major Webhelp Stockholder in writing upon the termination of any Suspension, amend or supplement the Registration Statement or Prospectus, if necessary, so it does not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to any Major Webhelp Stockholders such numbers of copies of the Registration Statement or Prospectus as so amended or supplemented as such Major Webhelp Stockholder may reasonably request.
(b)Requirements. In connection with the registration and sale of Registrable Securities pursuant to this Agreement, the Corporation will use commercially reasonable efforts to effect the Registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation will:
(i)if the Registration Statement is not automatically effective upon filing, use commercially reasonable efforts to cause such Registration Statement to become effective as promptly as reasonably practicable;
(ii)promptly notify each selling Major Webhelp Stockholder, after the Corporation receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;
(iii)after the Registration Statement becomes effective, promptly notify each selling Major Webhelp Stockholder of any request by the SEC that the Corporation amend or supplement such Registration Statement or Prospectus;
(iv)prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to keep the Registration Statement effective during the period set forth in, and subject to the terms and conditions of, this Agreement, and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement for the period required to effect the distribution of the Registrable Securities as set forth in this Agreement;
(v)furnish to the selling Major Webhelp Stockholders such numbers of copies of such Registration Statement, each amendment and supplement thereto, each Prospectus (including each preliminary Prospectus and Prospectus supplement) and such other documents as the holder and any underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities;
(vi)use commercially reasonable efforts to register and qualify the Registrable Securities under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Major Webhelp Stockholders and any underwriter(s), if required by the law of the relevant jurisdiction, and do any and all other acts and things that may be reasonably necessary to enable the selling Major Webhelp Stockholders and any underwriter(s) to consummate the disposition of the Registrable Securities in such jurisdictions;
(vii)use commercially reasonable efforts to cause all such Registrable Securities to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar equity securities issued by the Corporation are then listed;
(viii)in the event of an Underwritten Public Offering, use commercially reasonable efforts to furnish, on the date that shares of Registrable Securities are delivered to the underwriters for sale, (i) an opinion, dated as of such date, of the counsel representing the Corporation for the purposes of such Registration, in form and substance as is customarily given to underwriters by the Corporation in an Underwritten Public Offering, addressed to the underwriters and (ii) a letter dated as of such date, from the independent public accountants of the Corporation, in form and substance as is customarily given by independent public accountants to underwriters in an Underwritten Public Offering, addressed to the underwriters;
(ix)if reasonably requested by the selling Major Webhelp Stockholders, cooperate with the selling Major Webhelp Stockholders and the managing underwriter(s) (if any) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as such Major Webhelp Stockholders or the managing underwriter (if any) may request and keep available and make available to the Corporation’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;
(x)in the event of any Underwritten Public Offering, enter into and perform its obligations under an underwriting agreement, in form and substance as is customarily given by the Corporation to underwriters in an Underwritten Public Offering, with the underwriter(s) of such offering;
(xi)upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Corporation, promptly make available for inspection by the selling Major Webhelp Stockholders, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Major Webhelp Stockholder(s), all financial and other records, pertinent corporate documents, and properties of the Corporation reasonably requested, and use commercially reasonable efforts to cause the Corporation’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith;
(xii)promptly notify the selling Major Webhelp Stockholders and any underwriter(s) of the notification to the Corporation by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, and in the event of the issuance of any stop order suspending the effectiveness of such Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use commercially reasonable efforts to obtain promptly the withdrawal of such order;
(xiii)promptly notify the selling Major Webhelp Stockholders and any underwriter(s) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the Corporation, in its sole discretion, determines that the Prospectus included in the Registration Statement, as then in effect, is reasonably likely to include an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any Major Webhelp Stockholder promptly prepare and furnish to such Major Webhelp Stockholder a reasonable number of copies of a supplement to or an amendment of such Prospectus, or a revised Prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (following receipt of any supplement or amendment to any Prospectus, the selling Major Webhelp Stockholders shall deliver such amended, supplemental or revised Prospectus in connection with any offers or sales of Registrable Securities, and shall not deliver or use any Prospectus not so supplemented, amended or revised);
(xiv)promptly notify the selling Major Webhelp Stockholders and any underwriter(s) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;
(xv)make available to each Major Webhelp Stockholder upon request promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Corporation, one copy of each Registration Statement and any amendment thereto, any written correspondence between the Corporation and the SEC or the staff of the SEC, or Nasdaq or the staff of Nasdaq, in each case relating to such Registration Statement and such other documents as any Major Webhelp Stockholder or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities;
(xvi)in the case of an Underwritten Public Offering, cause the senior executive officers of the Corporation to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;
(xvii)cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;
(xviii)take no direct or indirect action prohibited by Regulation M under the Securities Exchange Act; provided, that, to the extent that any prohibition is applicable to the Corporation, the Corporation will take all reasonable action to make any such prohibition inapplicable; and
(xix)take such other actions as are reasonably necessary in order to facilitate the disposition of such Registrable Securities.
(c)Participation in Underwritten Public Offerings. No Person may participate in any Underwritten Public Offering hereunder unless such Person agrees to sell such Person’s securities on the basis provided in any customary underwriting arrangements approved by the Corporation and provides the information, completed questionnaires, powers of attorney, customary indemnities, underwriting agreements, and other documents required for such underwriting arrangements.
(d)Expenses. As between the Corporation and the Major Webhelp Stockholders, the Corporation will pay all Registration Expenses; provided that each Major Webhelp Stockholder shall pay all applicable underwriting fees, all Taxes incurred with respect to which legal liability is on such Major Webhelp Stockholder, fees, disbursements, and expenses of its tax and other advisors counsel, including expenses in excess of the Legal Expense Cap, discounts and similar charges (pro rata based on the securities sold). The Corporation shall pay all Taxes incurred with respect to which legal liability is on the Corporation.

(e)Withholding. The Corporation (or the Transfer Agent acting on its behalf) shall be entitled to deduct and withhold from amounts otherwise payable to the Major Webhelp Stockholders in their capacity as beneficial owners of Common Stock (including, for the avoidance of doubt, dividends and other distributions), any amounts required to be deducted or withheld with respect to the making of such payment under applicable Tax law.  Before, or within a reasonable period of time after the Closing Date, and thereafter from time to time as the previously furnished form may expire or become incorrect or obsolete, each of the Major Webhelp Stockholders shall furnish to the Corporation or, if directed by the Corporation, to the Transfer Agent acting on the Corporation’s behalf, Internal Revenue Service Form W-9, or alternatively the applicable version of Internal Revenue Service Form W-8, in each case, properly completed and validly executed, certifying (i) that such Major Webhelp Stockholder is a U.S. person for U.S. federal income tax purposes and is not subject to U.S. backup withholding, or (ii) such Major Webhelp Stockholder’s entitlement to treaty benefits under an applicable income Tax treaty with the United States, respectively.  The Corporation shall not (and shall establish procedures with its Transfer Agent and use its best efforts to cause its Transfer Agent not to) withhold any U.S. withholding Tax in respect of payments or distributions allocable or made to any Major Webhelp Stockholder that is a U.S. person, nor withhold in excess of the lowest rate of U.S. withholding Tax that such Major Webhelp Stockholder that is not a U.S. person is entitled to under an applicable income Tax treaty and the Code, except for U.S. withholding Tax that the Corporation or its paying agent is required to withhold under the Code due to either a change in law or a failure of such Major Webhelp Stockholder to so duly furnish or update a valid Internal Revenue Service Form W-9 (containing the certifications described in clause (i), above), or applicable version of Internal Revenue Service Form W-8.
(f)Furnishing Documents. Except as otherwise reasonably requested by a Major Webhelp Stockholder or an underwriter, the Corporation’s obligation to furnish materials under this Agreement, including, but not limited to, copies of Registration Statements and amendments and supplements thereto, Prospectuses (including any preliminary Prospectuses and Prospectus supplements), correspondences, and other documents as any Major Webhelp Stockholder or underwriter may reasonably request, may be satisfied through the electronic delivery of such materials, including the posting of such materials on EDGAR.
Section 6.Indemnification.
(a)The Corporation agrees to indemnify and reimburse, to the fullest extent permitted by law, each Major Webhelp Stockholder that is a seller of Registrable Securities, and each of its employees, advisors, agents, representatives, partners, officers, and directors, its Affiliates and each Person who controls such Major Webhelp Stockholder (within the meaning of the Securities Act or the Securities Exchange Act) (collectively, the “Seller Affiliates”) (i) against any and all losses, claims, damages, liabilities and expenses, joint or several (including, without limitation, attorneys’ fees and disbursements except as limited by Section 6(c)) based upon, arising out of, or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, or resulting from any such untrue statement or omission or alleged untrue statement or omission; and (iii) against any and all costs and expenses (including reasonable fees, charges and disbursements of counsel) as may be reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Securities Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (i) or (ii) above; except in each case insofar as any such statements are made in reliance upon information furnished to the Corporation in writing by such seller or any Seller Affiliate expressly for use therein. The reimbursements required by this Section 6(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.
(b)In connection with any Registration Statement or Prospectus covering the sale of Registrable Securities in which a Major Webhelp Stockholder that is a seller of Registrable Securities is participating, each such Major Webhelp Stockholder agrees to the fullest extent permitted by law, to indemnify the Corporation and its directors and officers and each Person who controls the Corporation (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 6(c)) based upon, arising out of, or resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information so furnished by such seller or any of its Seller Affiliates in writing expressly for inclusion in the Registration Statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion to the amount of Registrable Securities registered by them, and, provided, further, that such liability will be limited to the net amount received by such seller from the sale of Registrable Securities pursuant to such Registration Statement.
(c)Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually materially prejudiced by reason of such delay or failure) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses; (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person; or (C) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing (which consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified (which shall be chosen by the holders of a majority of Registrable Securities so indemnified) by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.
(d)Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 6(a) or Section 6(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the selling Major Webhelp Stockholders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 6(c), defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Major Webhelp Stockholder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Major Webhelp Stockholder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Major Webhelp Stockholder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement or Prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not itself guilty of such fraudulent misrepresentation. The Major Webhelp Stockholders’ obligations in this Section 6(d) to contribute shall be several (and not joint) in proportion to the amount of Registrable Securities registered by them. If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 6(a) and Section 6(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6(d) subject, in the case of the Major Webhelp Stockholders, to the limited dollar amounts set forth in Section 6(b).
(e)No indemnifying party shall be liable for any settlement effected without its written consent (which consent may not be unreasonably delayed or withheld). Each indemnifying party agrees that it will not, without the indemnified party’s prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect to which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the indemnified parties, of the indemnified parties from all liability and obligation arising therefrom.

The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.